SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                                 FORM 8-K


                             CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934


                              August 23, 1995
                              Date of Report


                        CENTURION MINES CORPORATION
          (Exact name of registrant as specified in its charter)



             Utah                  0-17048                87-0429204
       (State or other           (Commission           (I.R.S. Employer
       jurisdiction of           File Number)           Identification
       Incorporation)                                       Number)


                        331 South Rio Grande, Suite 201
                         Salt Lake City, Utah  84101
         ___________________________________________________________
         (Address of principal executive offices including zip code)

                                  801-534-1120
             ____________________________________________________
             (Registrant's telephone number, including area code)

ITEM 5.   OTHER EVENTS

     The Registrant received a letter, dated August 23, 1995, from the Securities and Exchange Commission, Salt Lake District Office ("SEC") advising Registrant that the SEC has terminated its staff inquiry investigation of Registrant and has not recommended any enforcement action. In February, 1994, the SEC entered a formal order of private investigation concerning trading in the Registrant's securities and examining the propriety of certain actions and filings subject to SEC scrutiny. Registrant became aware of the investigation in June, 1994, and has consistently cooperated with the SEC in providing documents, information and the whereabouts of certain individuals and entities as requested by the SEC. In addition, Registrant publicly disclosed the essential information about the investigation in SEC filings, including its Registration Statement on Form S-3 (No. 33-74047).

     The August 23, 1995, SEC letter also indicated that, pursuant to SEC guidelines, it was appropriate in this case for the SEC staff to exercise its discretion and advise Registrant that its formal investigation has been terminated. Those guidelines emphasize, however, that such advice does not mean Registrant has been exonerated or that everything is absolutely closed. Instead, it means the staff has completed its investigation and did not recommend, upon completion, any enforcement action. At most, according to the guidelines, the SEC's advice means that, based on the information gathered as of August 23, 1995, the staff does not believe enforcement action is called for. A copy of the August 23, 1995, letter is attached hereto as Exhibit 99.01.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Index to Exhibits Required by Item 601 of Regulation S-K.

Exh.  Sec   Name  Of
No.   No.   Document

99.01 99    August 23, 1995, letter to Registrant from SEC.



                          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           REGISTRANT:
                           CENTURION MINES CORPORATION



Dated:                BY:    /s/ Spenst Hansen
September 21, 1995        Spenst Hansen, Chief Executive Officer

(This Exhibit is an "ASCII-DOS Text" Reproduction of the Original)

                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION     IN REPLYING
[Logo/             SALT LAKE DISTRICT OFFICE          PLEASE QUOTE
symbol]               50 SOUTH MAIN STREET
                            SUITE 500                   D  1961
                SALT LAKE CITY, UTAH 84144-0402

August 23, 1995

Centurion Mines Corporation
331 South Rio Grande Street, Suite 201
Salt Lake City, Utah  84110
Attention:  Carlos M. Chavez, Esq.

      Re:   In the Matter of Centurion Mines Corporation

Dear Mr. Chavez:

     This is to advise you that the present staff inquiry in the above-captioned matter has been terminated and that, at this time, no enforcement action has been recommended to the Commis-sion. We are providing this information in accordance with the guidelines applicable to formal investigation set forth in Secu-rities Act Release No. 5310, which in pertinent part reads as follows:

    "The Commission is instructing its staff that in cases where such action appears appropriate, it may advise a person under inquiry that its formal investigation has been terminated. Such action on the part of the staff will be purely discre-
    tionary on its part .... Even if such advise is given, how-
    ever, it must in no way be construed as indicating that the party has been exonerated or that no action may ultimately result from the staff's investigation of that particular matter. All that such a communication means is that the staff has completed its investigation and that at that time no en-forcement action has been recommended to the Commission. The attempted use of such a communication as a purported defense in any action that might subsequently be brought against the party, either civilly or criminally, would be clearly inap-propriate and improper since such a communication, at the most, can mean that, as of its date, the staff of the Com-mission does not regard enforcement action as called for based upon whatever information it then has."

                        Very truly yours,
                        /s/  Kenneth D. Israel
                        Kenneth D. Israel
                        District Administrator